UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K
_______________

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2010

RCLC, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	001-01031	22-0743290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1480 Route 9 North, Suite 301, Woodbridge, New Jersey	07095
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 877-1788

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RCLC, INC.
FORM 8-K INDEX

ITEM	PAGE

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT	1

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT	1

ITEM 8.01 OTHER EXHIBITS	1

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS	2

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements based on management’s plans and expectations that are subject to uncertainty.  Forward-looking statements are based on current expectations of future events.  The Company cannot assure that any forward-looking statement will be accurate.  If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual events could vary materially from those anticipated.  Investors should understand that it is not possible to predict or identify all such factors and should not consider this to be a complete statement of all potential risks and uncertainties.  The Company assumes no obligation to update any forward-looking statements as a result of future events or developments.

Item 1.01	Entry into a Material Definitive Agreement.

On June 11, 2010, RCLC, Inc. (formerly Ronson Corporation) (the “Company”) and its wholly-owned subsidiaries, RCPC Liquidating Corp. (formerly Ronson Consumer Products Corporation) (“RCPC”), Ronson Aviation, Inc. (“RAI”) and RCC Inc. (formerly Ronson Corporation of Canada Ltd.) (“Ronson Canada” and collectively with the Company, RCPC, and RAI, the “Borrowers”), further extended the previously reported forbearance agreement (the “Forbearance Agreement”) with their principal lender, Wells Fargo Bank, National Association (“Wells Fargo”), under which Wells Fargo agreed not to assert existing events of default under the Borrowers’ credit facilities with Wells Fargo through July 16, 2010, or such earlier date determined under the Forbearance Agreement, to provide the Borrowers with additional time to consummate the sale of RAI’s assets to Hawthorne TTN Holdings, LLC (“Hawthorne”) pursuant to the previously disclosed Asset Purchase Agreement dated as of May 15, 2009, as amended (the “Hawthorne Asset Purchase Agreement”), among the Company, RAI and Hawthorne, or, alternatively, enter into an asset purchase agreement with another qualified purchaser.

In addition to the extension of forbearance, the amendment increases the overadvance limit to $1,500,000 on June 26, 2010, and $1,675,000 on July 9, 2010, upon meeting certain conditions by those dates, subject to interest thereon accruing at a rate equal to the prime rate plus 8% per annum.

The amendment further provides that Wells Fargo’s forbearance is conditioned upon, among other things, its receipt of evidence not later than June 18, 2010, that the Borrowers have a letter of intent to sell RAI or its assets to a third party other than Hawthorne, which Wells Fargo in its reasonable discretion believes will provide proceeds sufficient to repay all indebtedness due and owing by the Borrowers to Wells Fargo.

As previously reported, as a result of the consummation of the sale of the Company’s consumer products business to Zippo Manufacturing Company on February 2, 2010, RCPC and Ronson Canada are no longer permitted to request advances under the credit facility with Wells Fargo and any remaining assets of RCPC and Ronson Canada are no longer considered in borrowing base calculations.  RAI could continue to request advances under the Wells Fargo credit facility until July 16, 2010 or such earlier termination date as determined under the Forbearance Agreement.

The foregoing summary set forth in response to this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment to the Forbearance Agreement attached as Exhibits 10.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

(a)           The text of Item 1.01 of this Current Report on Form 8-K with respect to the Company’s entry into amendments to the Forbearance Agreement is incorporated by reference to this Item 2.03.

Item 8.01	Other Events.

As previously disclosed, in connection with the Company’s contemplated sale of the assets of its aviation division to Hawthorne TTN Holdings, LLC (“Hawthorne”) pursuant to the asset purchase agreement, dated as of May 15, 2009 (the “Aviation Sale Agreement”), Hawthorne has continued to experience difficulties in finalizing the financing necessary for it to consummate the transaction.  As a consequence, on May 26, 2010, the Company issued a time of the essence letter to Hawthorne indicating the Company’s readiness to close and providing Hawthorne with two weeks, through June 9, 2010, to finalize its financing and proceed to a closing.  Hawthorne failed to appear and meet the requirements of the Asset Sale Agreement and, consequently, the Company holds Hawthorne in default of its obligations thereunder.  The Company is considering its legal alternatives at this time.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:  The following exhibits are filed herewith:

No.	Description

10.1
Eighteenth Amendment to Forbearance Agreement dated as of June 11, 2010 among RCLC, Inc. (formerly Ronson Corporation), RCPC Liquidating Corp. (formerly Ronson Consumer Products Corporation), Ronson Aviation, Inc., RCC Inc. (formerly Ronson Corporation of Canada Ltd.) and Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCLC, INC. (formerly Ronson Corporation)

Date: June 15, 2010	By:	/s/ Daryl K. Holcomb
Name: Daryl K. Holcomb
Title: Vice President, Chief Financial Officer and Controller

Exhibit Index

No.	Description

10.1
Eighteenth Amendment to Forbearance Agreement dated as of June 11, 2010 among RCLC, Inc. (formerly Ronson Corporation), RCPC Liquidating Corp. (formerly Ronson Consumer Products Corporation), Ronson Aviation, Inc., RCC Inc. (formerly Ronson Corporation of Canada Ltd.) and Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division